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                                                                     EXHIBIT 21


                               SUBSIDIARIES OF THE REGISTRANT

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
                                                                 Name Under Which
Name of Subsidiary                  State of Incorporation     Subsidiary does business
--------------------               ------------------------    ----------------------------
Citizens & Northern Bank              Pennsylvania                Citizens & Northern Bank

Bucktail Life Insurance               Arizona                     Bucktail Life Insurance
  Company                                                           Company

Citizens & Northern                   Delaware                    Citizens & Northern
  Investment Corporation                                            Investment Corporation

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